Exhibit 10.22

CH-AUTO TECHNOLOGY CORPORATION LTD.

VOTING RIGHTS PROXY AGREEMENT

[*], 2023

CH-AUTO TECHNOLOGY CORPORATION LTD.

VOTING RIGHTS PROXY AGREEMENT

This Voting Rights Proxy Agreement (the “Agreement”) is entered into by and between the following parties in [city] on [*], 2023:

[Name] (the “Entrusting Party”), a citizen of the People’s Republic of China (the “PRC”, for the avoidance of doubt, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan), with ID Card No.: [*] and residence address: [*]. And

[Name] (the “Entrusted Party”), a [limited liability company] validly incorporated and duly existing under the laws of [the PRC], with its registered address at [*].

(For the purpose of this Agreement, each of the Entrusting Party and the Entrusted Party is hereinafter referred to as a “Party” and collectively as the “Parties”.)

Whereas:

1. On [*], 2023, the Entrusting Party and the Entrusted Party have entered into the Share Transfer Agreement of CH-AUTO TECHNOLOGY CORPORATION LTD. (the “Share Transfer Agreement”) with respect to the transfer of shares of CH-AUTO TECHNOLOGY CORPORATION LTD. (the “Target Company”), pursuant to which the Entrusting Party shall transfer [*] shares of the Target Company (the “Target Shares”) held by him to the Entrusted Party for the consideration of RMB [*]; with respect to some Target Shares of which the Closing (as defined in the Share Transfer Agreement) cannot be completed for the time being due to the restrictions of laws and regulations (the “Restricted Target Shares”), the Entrusting Party undertakes that, if the Restricted Target Shares are no longer subject to transfer restrictions (the “Unrestricted Target Shares”), it shall complete the closing of the Unrestricted Target Shares as soon as permitted by laws and regulations.

2. The Target Company, CH AUTO Inc. (a company incorporated in the Cayman Islands, “Cayman CH-AUTO”), CH-AUTO Merger Sub Corp. (a wholly-owned subsidiary of Cayman CH-AUTO established in Delaware, U.S., the “Merger Sub”) and Mountain Crest Acquisition Corp. IV (“Mountain Crest”), a U.S. listed SPAC, have completed the execution of the Agreement and Plan of Merger on of April 30, 2022, U.S. time, and have further executed supplementary agreements to the Merger Agreement on December 23, 2022 and March 1, 2023, pursuant to which Mountain Crest will merge with and into the Merger Sub and eventually achieve the listing of the Target Company’s securities on The Nasdaq Stock Market LLC (the “De-SPAC Transaction”). For the purpose of the completion of the De-SPAC Transaction, the relevant parties intend to conduct a red chip restructuring of the Target Company (the “Red Chip Restructuring”) to finally realize that the parties participating in the Red Chip Restructuring will entitled to corresponding interests in the Target Company through the direct or indirect holding of Cayman CH-AUTO shares.

3. The Entrusting Party currently serves as a [director/supervisor/senior officer] of the Target Company. In accordance with the Company Law of the People’s Republic of China (the “Company Law”) currently in effect as of the execution date of this Agreement, the Entrusting Party may transfer up to 25% of the total shares of the Target Company held by him each year. The Entrusting Party intends to irrevocably entrust to the Entrusted Party for exercise of the right to propose, nominate, vote and other non-property rights with respect to the [*] shares of the Target Company (corresponding to [*]% of shares of the Target Company) held by him.

1

NOW THEREFORE, in accordance with the Civil Code of the People’s Republic of China, the Company Law and other relevant laws and regulations, the Parties, adhering to the principles of equality and voluntariness and through friendly consultations, agree as follows with respect to the entrustment of the Entrusted Shares:

Article 1 Entrusted Rights and Exercise of Entrusted Rights

1.1	Entrusted Rights

The Entrusting Party agrees to entrust, transfer and assign to the Entrusted Party, without consideration, unconditionally, exclusively, and irrevocably, to exercise, in accordance with the terms and conditions of this Agreement, [*] shares of the Target Company (corresponding to [*]% of the shares of the Target Company, the “Entrusted Shares”), all the non-property rights including the shareholders’ right to propose, nominate and vote (collectively, the “Entrusted Rights”) corresponding to the Entrusted Shares (the “Entrustment”). The Entrusted Party agrees to accept and complete the Entrustment in accordance with the terms and conditions of this Agreement.

1.2	Adjustment to the Number of Entrusted Shares

1.2.1	In the event that the Entrusting Party subsequently completes any Subsequent Closing (as defined in the Share Transfer Agreement) of the Unrestricted Target Shares in accordance with the Share Transfer Agreement, the Entrusted Shares shall be reduced in accordance with the then Restricted Target Shares, that is, the number of Entrusted Shares shall be equal to the number of then Restricted Target Shares. Such adjustments shall become effective as of the closing date of such Restricted Target Shares, unless otherwise agreed upon by the Parties in writing.

1.2.2	If, from the date hereof, the number of registered capital/shares of the Target Company is changed due to conversion of capital reserve, bonus issue, share split, share combination, etc., the number of the Entrusted Shares shall be adjusted accordingly.

1.3	The scope of the Entrusted Rights shall include the following rights:

1.3.1	to make proposals at the general meeting;

1.3.2	to nominate and recommend candidates for directors and supervisors, and candidates for change or dismissal of directors and supervisors;

1.3.3	to examine and exercise voting rights on all proposals required to be discussed and approved by the general meeting in accordance with relevant laws and regulations and the articles of association of the Target Company;

1.3.4	to request the people’s court to confirm the invalidity or to cancel the invalid or revocable resolutions of the general meeting or the board of directors;

1.3.5	to raise proposals or inquiries with respect to the operational matters of the Target Company; and

1.3.6	all other voting rights and non-property rights of the Restricted Target Shares of the Target Company.

1.4	Exercise of the Entrusted Rights

1.4.1	During the term of the Entrustment, the Entrusted Party is entitled to exercise the Entrusted Rights in its own discretion without prior consultation with or consent from the Entrusting Party in accordance with relevant laws and regulations and the articles of association of the Company.

1.4.2	During the term of the Entrustment, the Entrusted Party, to exercise the Entrusted Rights, is not required to obtain a power of attorney from the Entrusted Party separately for specific voting matters.

1.4.3	The Entrusting Party shall provide sufficient assistance to the Entrusted Party for its performance of the Entrusted Rights, including signing relevant legal documents promptly when necessary (i.e., for the purpose of meeting the approval, registration or filing requirements of the regulatory authorities or other government).

2

Article 2 Term of Entrustment

2.1	The term of the Entrustment starts from the effective date of this Agreement until the date when the Entrusting Party transfers all the Entrusted Shares to the Entrusted Party.

Article 3 Restriction on Disposal of the Entrusted Shares by the Entrusting Party

3.1	From the date of execution of this Agreement, without prior written consent of the Entrusted Party, (i) the Entrusting Party shall not create any new security interest, encumbrance or other third party right on the Entrusted Shares, nor shall the Entrusting Party take any other action that may have any detrimental impact on the Entrusted Shares or may prejudice the Entrusted Party’s exercise of the Entrusted Rights specified in Clause 2.3; (ii) the Entrusting Party shall not sell, transfer, or otherwise dispose of the Entrusted Shares except for the transfer of the Entrusted Shares to the Entrusted Party.

Article 4 Representations, Warranties and Covenants

4.1	The Entrusting Party hereby represents, warrants and covenants as follows:

4.1.1	The Entrusting Party is a PRC citizen, and has full and independent capacity for civil conduct;

4.1.2	The Entrusting Party has completed all necessary external approvals and internal authorization (if any) for executing this Agreement; it is the authorized signatory of the Entrusting Party who has executed this Agreement, and the Agreement shall be legally binding on the Entrusting Party once it takes effect;

4.1.3	The Entrusting Party’s execution and performance of this Agreement will not violate any laws, administrative regulations, rules and other regulatory documents or any contracts, promises or other documents to which the Entrusting Party is a party;

4.1.4	During the term of the Entrustment, there is no pending or threatened action or proceedings before any competent court, governmental authority or regulatory body to restrict or prohibit the Entrustment;

4.1.5	The documents provided by the Entrusting Party to the Entrusted Party in connection with the Entrustment are true, accurate and complete;

4.1.6	The Entrusting Party will not enter into any agreement that may limit or adversely affect the Entrustment;

4.1.7	The Entrusting Party is the shareholder of the Target Company upon the effective date of this Agreement, and the shareholder’s rights under Article 1.3 shall be exercised by the Entrusting Party without any third party right or exercise restriction, except for the pledge by the Entrusting Party to the Entrusted Party upon the consent of the Entrusted Party, the existing third party right confirmed by the Entrusting Party, and the future creation of any right with the consent of the Entrusted Party.

4.1.8	Any event (including but not limited to the judicial freezing or attachment of the Entrusted Shares) arising during the term of the Entrustment that may threaten the security of the Entrusted Shares, have an adverse effect on the Entrusted Shares or the Entrusted Rights, or harm the Entrusted Party’s interests, or cause damage to the Entrusted Party’s interests, or any notice or information received by the Entrusting Party related to the Entrusted Shares, the Entrusting Party shall notify and report to the Entrusted Party within twenty-four (24) hours from the date when he knows or should know the above event and information.

4.2	The Entrusted Party hereby represents, warrants and covenants as follows:

4.2.1	The Entrusted Party is a [Chinese] entity, and has full and independent capacity for civil conduct;

4.2.2	The Entrusted Party has completed all necessary external approvals and internal authorization for signing this Agreement; it is the authorized signatory of the Agreement, and the Agreement is legally binding on the Entrusted Party when it takes effect;

4.2.3	The Entrusted Party’s execution and performance of this Agreement will not violate any laws, administrative regulations, rules and regulatory documents, or any contracts, undertakings and other documents to which the Entrusted Party is a party;

4.2.4	During the term of the Entrustment, there is no pending or threatened action or proceedings before any competent court, governmental authority or regulatory body to restrict or prohibit this Entrustment;

4.2.5	The Entrusted Party shall exercise the Entrusted Rights in accordance with relevant laws and regulations, the articles of association of the Target Company and this Agreement.

3

Article 5 Confidentiality

5.1	The Parties shall keep confidential the existence of this Agreement, its contents and information concerning the Parties obtained thereby (including without limitation, their organizational structure, business, financial information, any information prepared on the basis of such information and any other information or material including or reflecting such information) (the “Confidential Information”). Except for the purpose of this Agreement, neither Party shall use or disclose to any third party the Confidential Information. Notwithstanding the foregoing, the parties may disclose the Confidential Information to the Target Company’s shareholders, potential partners, financiers, Affiliates and their employees, directors, officers, bankers, lenders, accountants, attorneys, partners or agents or advisors for the purpose of this Agreement; provided, however, that such party shall take reasonable measures to ensure that any such persons are aware of the confidentiality of such Confidential Information and agree to perform the confidentiality obligations in accordance with this Agreement.

5.2	The confidentiality obligation under this Agreement shall not apply to the information that:

5.2.1	is or becomes part of the public domain (other than through breach of the confidentiality obligations hereunder);

5.2.2	is directly or indirectly acquired from a third party lawfully in the possession of such Confidential Information and has no confidentiality obligation to the disclosing party;

5.2.3	is disclosed pursuant to (i) any law, regulation or legal process or subpoena, civil investigative request (or similar process), order, regulation, rule; (ii) statutory or similar request made, issued or imposed by a court or judicial, regulatory, self-regulatory (including stock exchanges) or legislative body, organization, commission or agency or governmental authority; (iii) request in connection with any judicial or administrative proceeding (including in response to oral inquiries, inquiries or requests for information or documents) or administrative order;

5.2.4	is disclosed upon written approval by the Party providing the Confidential Information or the Party that the Confidential Information relates to.

5.3	For the avoidance of doubt, “Affiliate” under the Agreement means (a) in the case of a person other than a natural person, any other person that directly or indirectly Controls, is Controlled by, or is directly or indirectly under common Control with, such person; and (b) in the case of a natural person, the spouse, parents, brothers, sisters, children above the age of 18 and their spouses, and spouse’s parents, of such natural person, or any other person that directly or indirectly is Controlled by any of the aforesaid persons.

5.4	“Control”, “Controlled by” or “under Common Control with” any person means the possession of the power to control the management and affairs of such person, whether through the possession of ownership of shares of such person or the power to vote as a proxy or the power to appoint a majority of the board of directors or similar governing body of such person by contract or otherwise, or the holding of a majority of the outstanding shares or economic rights or interests in such person, and such person shall be deemed to have such ability to Control.

5.5	The Parties hereby agree that the term of the confidentiality obligations under this Agreement shall be three (3) years from the date of execution of this Agreement.

Article 6 Effectiveness, Modification, Rescission and Termination

6.1	This Agreement shall be formed and come into force as of the date on which the Parties affix their respective official seals (if applicable) in person or by their authorized representatives.

6.2	This Agreement, once effective, may not be modified or rescinded except by both Parties through written agreement. Any modification or rescission of this Agreement shall be made in writing, and such modification, amendment or supplement shall constitute a part of this Agreement and have the same effect as this Agreement.

6.3	During the term of the Entrustment, without the written consent of the Entrusted Party, the Entrusting Party shall not unilaterally revoke the Entrustment or rescind this Agreement.

6.4	The rescission of this Agreement shall not affect the rights of the non-breaching Party to claim for damages from the breaching Party.

Article 7 Liabilities for Breach of Agreement

7.1	Any Party’s breach of any representations, warranties or covenants or violation or non-performance of any obligations under this Agreement shall constitute a breach of this Agreement. The non-breaching Party has the right to require the breaching Party to indemnify the non-breaching Party for all losses incurred by it as a result of the breaching Party’s breach (including but not limited to reasonable attorneys’ fee) and shall have the right to require the breaching Party to cure the breach or take remedial measures with a reasonable period of time.

4

Article 8 Force Majeure

8.1	For the purpose of this Agreement, an event of “Force Majeure” shall include an act or omission of any government or agency thereof (not attributable to any act or omission or default of an affected Party), change in law, flood, storm, earthquake, lightning, typhoon, or other acts of nature, fire, war, riot, pestilence, civil commotion, insurrection, public behavior, act of enemy, sabotage, invasion, quarantine restrictions, embargoes, where any of the foregoing events are (i) unforeseeable and not reasonably foreseeable, and are not caused, directly or indirectly, by the Party claiming the Force Majeure, and (ii) could not reasonably be avoided, overcome or mitigated the effects by the Party claiming the Force Majeure. For the avoidance of doubt, the Force Majeure shall not include any circumstances or events of which the Party claiming Force Majeure knew or should have known prior to the execution of this Agreement.

8.2	If a Party (the “Affected Party”) is prevented from performing any of its obligations under this Agreement by a Force Majeure, such obligations shall be suspended during the duration of the Force Majeure, and to the extent impeded, the time period for the performance of the Affected Party shall automatically be extended for a period equal to the length of such suspension without any liability thereof. However, the Affected Party must notify the other Party of details of the Force Majeure by email or courier service within seven (7) business days of the occurrence of the Force Majeure, or within seven (7) business days from the date telecommunications conditions have been restored in the case of the telecommunications interruption, and shall provide proof of the occurrence and duration of the Force Majeure (including documents from responsible government authorities, if applicable).

8.3	The Affected Party shall not claim waiver of its obligations based on its failure to perform such obligation if it fails to give notice to the other Party and provide the appropriate proof pursuant to Article 8.2. Notwithstanding the foregoing, the Affected Party shall use all reasonable endeavours to promptly mitigate the effects of the Force Majeure and to resume performance of all of its obligations hereunder upon termination of the Force Majeure. If the Affected Party fails to resume performance hereunder upon termination of the Force Majeure, it shall be liable to the other Party.

8.4	If the Force Majeure or the consequence of the Force Majeure prevents any Party from performing all or part of its obligations under this Agreement for a period of ninety (90) days or more from the date of the occurrence of such Force Majeure, then the Parties shall attempt to settle such issue in accordance with the effects of the Force Majeure through friendly consultations.

Article 9 Governing Law and Dispute Resolution

9.1	The execution, validity, interpretation, implementation of this Agreement and settlement of disputes in respect of this Agreement shall be governed by and construed in accordance with the laws of the PRC. For the purpose of this Agreement, “Laws” shall mean any laws, regulations, rules, regulatory documents, injunctions, orders, decrees or other restrictions publicly promulgated by any court or governmental authorities.

9.2	Any dispute arising from this Agreement and its implementation shall be first resolved by the Parties through friendly consultations. If such consultations fail, either Party has the right to submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration procedures and rules then in effect in Beijing. The arbitration shall be conducted confidentially, and the language of the arbitration shall be Chinese. The arbitral award shall be final and binding upon both Parties.

9.3	Except for the matters in dispute, the Parties shall continue to have their remaining rights under this Agreement and shall continue to perform relevant obligations under this Agreement.

Article 10 Miscellaneous

10.1	This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous oral and written agreements, contracts, undertakings and negotiations between the Parties with respect to the subject matter hereof.

10.2	The invalidity of any provision of this Agreement shall not affect the validity of any other provisions, unless such validity will cause material adverse consequences to the interests of both Parties under this Agreement. In such case, the Parties may amend this Agreement in accordance with the relevant provisions in this Agreement through mutual agreement.

10.3	The Entrusted Party may freely assign its rights or obligations under this Agreement. This Agreement shall inure to the benefit of such assignees or successors of the Entrusted Party, and such assignees or successors are entitled to relevant interests and obligations under this Agreement.

10.4	Except as permitted under this Article 10.3, neither Party shall transfer or assign all or part of its rights or obligations under this Agreement to any third party without the consent of the other Party.

10.5	This Agreement shall be in two (2) counterparts, with the Entrusting Party and the Entrusted Party each holding one (1) counterpart. All counterparts shall have equal legal force.

(The remainder of this page is intentionally left blank)

5

(Signature page of the Voting Rights Proxy Agreement)

Entrusting Party:

[ ]

By:
Title:	[*]

SIGNING PAGE

(Signature page of the Voting Rights Proxy Agreement)

Entrusted Party:

[*]
(Seal)

By:
Name:	[*]
Title:	[*]

SIGNING PAGE